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                         TUCKER PROPERTIES CORPORATION
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              TUCKER PROPERTIES CORPORATION FOR A SPECIAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON MARCH 14, 1996)

     The undersigned hereby appoints the Chairman of the Board, the President, the Chief Financial Officer and the Senior Vice President--Asset Management and Acquisitions of Tucker Properties Corporation ("Tucker"), and any one or more of them, with full power of substitution, as attorneys and proxies for the undersigned, and authorizes each of them to represent and vote shares of common stock of Tucker standing in the name of the undersigned on the books and records of Tucker at the close of business on February 6, 1996 which the undersigned is entitled to cast at the Special Meeting of Stockholders to be held at the conference facility, Corporate 500 Centre, 520-540 Lake Cook Road, Deerfield, Illinois on March 14, 1996 at 10:30 a.m., Central time, and at any and all adjournments or postponements thereof, as follows:

     1. To approve the merger (the "Merger") of Tucker Properties Corporation ("Tucker") with and into Bradley Real Estate, Inc. ("Bradley") and the Agreement and Plan of Merger, dated as of October 30, 1995, by and between Bradley and Tucker, pursuant to which, among other things, each outstanding share of Tucker common stock, par value $.001 per share ("Tucker Common Stock"), will be converted into the right to receive a percentage of a share of Bradley common stock, par value $.01 per share ("Bradley Common Stock"), to be determined as follows. If the average per share closing price of Bradley Common Stock for the 20 trading days prior to the fifth day preceding the closing of the Merger is $16.00 or more, each share of Tucker Common Stock will be exchanged for .665 of a share of Bradley Common Stock. If such average closing price is between $15.50 and $16.00, the exchange ratio will be determined by dividing $10.64 by such average closing price. If the average closing price is $15.50 or less, the exchange ratio will be .686 of a share of Bradley Common Stock.

             [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE IF NO CHOICE IS MADE HEREON.

     2. To vote in their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments or postponements thereof and, after notification to the Secretary of Tucker at the Special Meeting of the undersigned's decision to revoke this Proxy, then the power of said attorneys and proxies shall be deemed revoked and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting called for the 14th day of March, 1996 and the Joint Proxy Statement/Prospectus related thereto prior to the execution of this Proxy.

                                     Date:
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                                              Print Name of Stockholder

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                                              Signature of Stockholder



                                     Date:
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                                              Print Name of Stockholder

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                                              Signature of Stockholder

                                     (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If stocks are held jointly, each holder should sign.)